May 28, 2003

Board of Directors
RRUN Ventures Network, Inc.
62 West 8th Avenue
4th Floor
Vancouver, British Columbia
Canada, V5Y 1M7

                                             Re: 14,914,286 Shares Common Stock
                                             $.0001 Par Value Form S-8
                                             May 28, 2003 Registration Statement

Gentlemen:

        As special securities counsel for RRUN Ventures Network, Inc., a Nevada corporation (the "Company"), you have requested my opinion in connection with the preparation and filing with the U.S. Securities and Exchange Commission of a
Registration Statement on Form S-8 (the "Registration Statement") registering
14,914,286 shares of the Company's common stock, $.0001 par value per share, for issuance pursuant to several consulting agreements and several consultants' debt settlements agreements which are attached to the Registration Statement as exhibits (the "Consulting and Debt Settlement Agreements"). The contents of the
Registration Statement, with exhibits thereto, are hereby incorporated by reference.

        I have examined such records and documents and made such examination of law as I have deemed relevant in connection with this opinion. Based on the foregoing, I am of the opinion that the 14,914,286 shares covered by said
Registration Statement, when issued in accordance with the terms of the
Consulting and Debt Settlement Agreements and the Prospectus forming a part of the Registration Statement, will be legally issued, fully-paid and non-assessable. Moreover, my opinion is limited to the due issuance of such shares covered by the Registration Statement that are issued for services deemed to be permissible pursuant to SEC Release No. 33-7647 (February 25, 1999).

        I hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement. The undersigned does further disclose that as of the date of this opinion, the undersigned beneficially owns 3,500,000 shares of the Company's common stock previously received in exchange for services rendered to date and to be rendered hereafter, pursuant to a separate consulting agreement heretofore entered into between the Company and the undersigned dated November 22, 2002.

Sincerely,

/s/ Gregory Bartko, Esq.
------------------------
    Gregory Bartko, Esq.
    GAB/nmn
    Cc: Ray Hawkins, CEO